Exhibit 99.3

INDEX TO FINANCIAL STATEMENTS

QTS Realty Trust, Inc.
QualityTech, LP
Unaudited Pro Forma Condensed Consolidated Financial Information

Throughout this report, the terms “the Company” or “QTS” refer to either QTS Realty Trust, Inc. or to QTS Realty Trust, Inc. and its operating subsidiaries collectively, as the context requires.

Set forth below are QTS’ unaudited pro forma condensed consolidated financial statements as of March 31, 2015 and for the year ended December 31, 2014 and for the three months ended March 31, 2015 which reflect the pending acquisition of Carpathia Acquisition, Inc. (the “Carpathia Acquisition”) and related issuance of equity with estimated net proceeds of approximately $203.3 million as well as certain historical transactions further described in the notes to the pro forma condensed consolidated financial statements. The pro forma condensed consolidated balance sheet and pro forma condensed consolidated statement of operations for the three months ended March 31, 2015 were derived from the Company’s and Carpathia Acquisition, Inc.’s (“Carpathia”) unaudited financial statements and the pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2014 were derived from the Company’s audited financial statements as of and for the year ended December 31, 2014 and the audited financial statements of Carpathia Acquisition, Inc. and Subsidiaries as of and for the year ended December 31, 2014 and give effect to the Carpathia Acquisition, related issuance of equity and certain historical transactions as if they had occurred on January 1, 2014, including the acquisition of the Princeton, NJ facility, the issuance of $300 million of senior unsecured notes, the issuance of $165 million of Class A common stock, the acquisition of the Chicago, IL facility and the modification of the unsecured credit facility and the credit facility secured by the Richmond Property resulting in decreased interest rates on both.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting, with QTS considered the acquirer of Carpathia. The purchase price is allocated to the underlying Carpathia tangible assets acquired and liabilities assumed, acquired intangibles are all based on preliminary estimates of their respective fair values.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain limited information that is currently available. Therefore, the provisional measurements of fair value reflected have not yet been finalized, are subject to change, and could vary materially from the actual amounts. A final determination of the fair value of Carpathia’s assets and liabilities, including intangibles, will be made within the measurement period, not to exceed one year from the acquisition date. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed consolidated financial statements presented below. QTS estimated the fair value of Carpathia’s assets and liabilities based on discussions with Carpathia’s management and preliminary valuation studies. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in adjustments to the pro forma condensed consolidated balance sheet and/or pro forma condensed consolidated statement of operations. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

Assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma financial statements are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give pro forma effect to events that are: (1) directly attributable to the acquisition and related equity issuance, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations of the consolidated results of QTS. This information is presented for illustrative purposes only and is not indicative of the consolidated operating results or financial position that would have occurred if such transactions had occurred on the dates and in accordance with the assumptions described herein, nor is it indicative of future operating results or financial position.

The unaudited pro forma financial statements, although helpful in illustrating the financial characteristics of QTS under one set of assumptions, do not reflect opportunities to earn additional revenue, or other factors that may result as a consequence of the acquisition or related equity issuance and do not attempt to predict or suggest future results. The unaudited pro forma condensed consolidated financial statements exclude the effects of costs associated with any restructuring or integration activities which may occur, as they are currently not known, and to the extent they occur, are expected to be non-recurring and were not incurred at the closing date of the acquisition. However, such costs could affect QTS following the acquisition in the period the costs are incurred or recorded. Further, the unaudited pro forma condensed consolidated financial statements do not reflect the effect of any regulatory actions that may impact the results of QTS following the acquisition and related equity issuance.

QTS Realty Trust, Inc.
QualityTech, LP
Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2015
(in thousands)

	QTS Historical (A)	Carpathia Historical (B)	Carpathia Purchase Price Allocation Adjustments (C)	Total Before Equity Transaction	Equity Transaction (D)	QTS Pro Forma
ASSETS
Real Estate Assets
Land	$48,577	$750	$—	$49,327	$—	$49,327
Buildings and improvements	954,915	149,260	(73,561)	1,030,614	—	1,030,614
Less: Accumulated depreciation	(192,107)	(82,971)	82,971	(192,107)	—	(192,107)
	811,385	67,039	9,410	887,834	—	887,834
Construction in progress	266,234	9,551	—	275,785	—	275,785
Real Estate Assets, net	1,077,619	76,590	9,410	1,163,619	—	1,163,619
Cash and cash equivalents	5,748	5,639	(5,639)	5,748	—	5,748
Rents and other receivables, net	16,730	10,845	—	27,575	—	27,575
Acquired intangibles, net	17,262	1,372	91,128	109,762	—	109,762
Deferred costs, net	37,902	1,073	(1,073)	37,902	—	37,902
Prepaid expenses	6,477	1,900	—	8,377	—	8,377
Goodwill	—	52,318	110,082	162,400	—	162,400
Other assets, net	24,252	1,086	1	25,339	—	25,339
TOTAL ASSETS	$1,185,990	$150,823	$203,909	$1,540,722	$—	$1,540,722
LIABILITIES
Mortgage notes payable	$86,016	$—	$—	$86,016	$—	$86,016
Unsecured credit facility	140,000	—	291,422	431,422	(203,300)	228,122
Senior notes, net of discount	297,791	—	—	297,791	—	297,791
Credit agreement	—	73,340	(73,340)	—	—	—
Capital lease obligations	13,509	39,014	4,986	57,509	—	57,509
Accounts payable and accrued liabilities	82,230	10,509	—	92,739	—	92,739
Dividends and distributions payable	13,381	—	—	13,381	—	13,381
Advance rents, security deposits and other liabilities	3,439	3,384	(3,384)	3,439	—	3,439
Deferred income taxes	—	5,301	—	5,301	—	5,301
Deferred income	11,401	9,180	(680)	19,901	—	19,901
TOTAL LIABILITIES	647,767	140,728	219,004	1,007,499	(203,300)	804,199
EQUITY
Common stock	348	—	—	348	57	405
Additional paid-in capital	474,185	—	—	474,185	184,214	658,399
Accumulated dividends in excess of earnings	(29,563)	—	—	(29,563)	—	(29,563)
Carpathia equity	—	10,095	(15,095)	(5,000)	—	(5,000)
Total stockholders’ equity	444,970	10,095	(15,095)	439,970	184,271	624,241
Noncontrolling interests	93,253	—	—	93,253	19,029	112,282
TOTAL EQUITY	538,223	10,095	(15,095)	533,223	203,300	736,523
TOTAL LIABILITIES AND EQUITY	$1,185,990	$150,823	$203,909	$1,540,722	$—	$1,540,722

See accompanying notes to pro forma financial statements.

QTS Realty Trust, Inc.
QualityTech, LP
Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2015
(in thousands except share and per share data)

	QTS Historical (AA)	QTS Transactions		Subtotal	Carpathia Historical (DD)	Carpathia Purchase Price Allocation Adjustments		Carpathia Adjustments		Total Before Equity Transaction	Equity Transaction		QTS Pro Forma
Revenues:
Rental	$49,333	$—		$49,333	$8,911	$—		$—		$58,244	$—		$58,244
Recoveries from customers	5,664	—		5,664	—	—		—		5,664	—		5,664
Cloud and managed services	5,795	—		5,795	13,017	—		—		18,812	—		18,812
Other	594	—		594	11	—		—		605	—		605
Total revenues	61,386	—		61,386	21,939	—		—		83,325	—		83,325
Operating Expenses:
Property operating costs	19,336	—		19,336	9,618	—		(2,497)	(II)	26,457	—		26,457
Real estate taxes and insurance	1,485	—		1,485	—	—		—		1,485	—		1,485
Depreciation and amortization	16,243	—		16,243	4,764	1,971	(EE)	352	(II)	23,330	—		23,330
General and administrative	13,838	—		13,838	4,670	—		2,197	(II)	20,705	—		20,705
Transaction costs	105	(105)	(BB)	—	31	(31)	(FF)	—		—	—		—
Total operating expenses	51,007	(105)		50,902	19,083	1,940		52		71,977	—		71,977
Operating income	10,379	105		10,484	2,856	(1,940)		(52)		11,348	—		11,348
Other income and expenses:
Interest income	—	—		—	—	—		—		—	—		—
Interest expense	(5,342)	1,684	(CC)	(3,658)	(2,016)	77	(GG)	—		(5,597)	1,015	(LL)	(4,582)
Other (expense) income, net	—	—		—	—	—		—		—	—		—
Income (loss) before taxes	5,037	1,789		6,826	840	(1,863)		(52)		5,751	1,015		6,766
Provision for income taxes	—	—		—	205	—		—		205	—		205
Net income (loss)	5,037	1,789		6,826	635	(1,863)		(52)		5,546	1,015		6,561
Net income attributable to noncontrolling interests	(955)	(234)	(MM)	(1,189)	—	—		—		(1,189)	184	(NN)	(1,005)
Net income attributable to QTS Realty Trust, Inc	$4,082	$1,555		$5,637	$635	$(1,863)		$(52)		$4,357	$1,199		$5,556
Net income per share attributable to common shares:
Basic	$0.13												$0.14
Diluted	0.13												0.14
Weighted average common shares outstanding:
Basic	31,294,488	3,388,888	(HH)	34,683,376							5,750,000	(LL)	40,433,376
Diluted	39,209,226	3,388,888	(HH)	42,598,114							5,750,000	(LL)	48,348,114

See accompanying notes to pro forma financial statements.

QTS Realty Trust, Inc.
QualityTech, LP
Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Twelve Months Ended December 31, 2014
(in thousands except share and per share data)

	QTS Historical (AA)	QTS Transactions		Subtotal	Carpathia Historical (DD)	Carpathia Purchase Price Allocation Adjustments		Carpathia Adjustments		Total Before Equity Transaction	Equity Transaction		QTS Pro Forma
Revenues:
Rental	$175,649	$4,169		$179,818	$32,291	$—		$—		$212,109	$—		$212,109
Recoveries from customers	19,194	3,137		22,331	—	—		—		22,331	—		22,331
Cloud and managed services	20,231	313		20,544	49,852	—		—		70,396	—		70,396
Other	2,715	291		3,006	(26)	—		—		2,980	—		2,980
Total revenues	217,789	7,910	(JJ)	225,699	82,117	—		—		307,816	—		307,816
Operating Expenses:
Property operating costs	71,518	2,584	(JJ)	74,102	35,831	—		(9,053)	(II)	100,880	—		100,880
Real estate taxes and insurance	5,116	498	(JJ)	5,614	—	—		—		5,614	—		5,614
Depreciation and amortization	58,282	1,438	(JJ)	59,720	19,938	7,001	(EE)	1,231	(II)	87,890	—		87,890
General and administrative	45,283	—		45,283	17,646	—		7,775	(II)	70,704	—		70,704
Restructuring	1,298	—		1,298	—	—		—		1,298	—		1,298
Transaction costs	1,018	(1,018)	(BB)	—	28	(28)	(FF)	—		—	—		—
Total operating expenses	182,515	3,502		186,017	73,443	6,973		(47)		266,386	—		266,386
Operating income	35,274	4,408		39,682	8,674	(6,973)		47		41,430	—		41,430
Other income and expenses:
Interest income	8	—		8	—	—		—		8	—		8
Interest expense	(15,308)	(1,897)	(CC)	(17,205)	(8,621)	2,506	(GG)	—		(23,320)	3,249	(LL)	(20,071)
Other (expense) income, net	(871)	871	(KK)	—	(23)	—		—		(23)	—		(23)
Income (loss) before taxes	19,103	3,382		22,485	30	(4,467)		47		18,095	3,249		21,344
Provision for income taxes	—	—		—	798	—		—		798	—		798
Net income (loss)	19,103	3,382		22,485	(768)	(4,467)		47		17,297	3,249		20,546
Net income attributable to noncontrolling interests	(4,031)	(146)	(MM)	(4,177)	—	—		—		(4,177)	822	(NN)	(3,355)
Net income attributable to QTS Realty Trust, Inc	$15,072	$3,236		$18,308	$(768)	$(4,467)		$47		$13,120	$4,071		$17,191
Net income per share attributable to common shares:
Basic	$0.52												$0.43
Diluted	0.51												0.43
Weighted average common shares outstanding:
Basic	29,054,576	5,000,000	(HH)	34,054,576							5,750,000	(LL)	39,804,576
Diluted	37,133,584	5,000,000	(HH)	42,133,584							5,750,000	(LL)	47,883,584

See accompanying notes to pro forma financial statements.

QTS Realty Trust, Inc.
QualityTech, LP
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1.   Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015

(A)	Reflects the historical consolidated balance sheet of QTS as of March 31, 2015.
(B)	Reflects the historical consolidated balance sheet of Carpathia Acquisition, Inc. and Subsidiaries (“Carpathia”) as of March 31, 2015.
(C)	Reflects adjustments to Carpathia’s historical net book value of acquired assets and liabilities to arrive at QTS’ preliminary allocation of the total consideration for the Carpathia Acquisition. This incorporates working capital amounts as of March 31, 2015, with other amounts revalued as of the date of this filing.

QTS’ preliminary allocation of the total consideration for the Carpathia Acquisition is as follows (in thousands):

Preliminary Fair Value
ASSETS
Buildings and improvements	$86,000
Acquired intangibles, net	92,500
Goodwill	162,400
Total Assets	$340,900
LIABILITIES
Capital lease obligations	$44,000
Deferred income taxes	5,301
Net working capital	5,177
EQUITY
Carpathia equity*	286,422
Total Liabilities and Equity	$340,900

*	For pro forma purposes, the Carpathia equity outlined above was purchased through borrowing under QTS’ revolving credit facility. This amount does not include estimated transaction costs of approximately $5 million that QTS will incur as part of this transaction and will also fund through its revolving credit facility. These transaction costs are reflected in the pro forma balance sheet as a reduction to equity and increase in the revolving credit facility to fund such costs.

The Carpathia Acquisition will be accounted for as an acquisition under the acquisition method of accounting in accordance with FASB Accounting Standard Codification Subtopic 805, Business Combinations. The assets and liabilities of Carpathia will be reflected at fair value. A final determination of the purchase accounting adjustments, including the allocation of the purchase price of the assets acquired and liabilities assumed based on their fair values, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of these unaudited pro forma condensed consolidated financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma condensed consolidated financial statements.

QTS Realty Trust, Inc.
QualityTech, LP
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1.   Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015 – (continued)

(D)	Reflects the estimated proceeds from the sale of 5,750,000 shares of Class A common stock utilizing the public offering price in connection with this offering (in thousands):

Estimated proceeds from this offering	$212,750
Less estimated costs of this offering	(9,450)
Estimated net cash proceeds	$203,300
Use of proceeds:
Repayment of unsecured credit facility	$203,300

The Company expects to use a portion of the proceeds to pay down indebtedness under the revolving portion of its unsecured credit facility as of March 31, 2015.

In addition, this also reflects the change in the share of equity which is owned by the noncontrolling interest of QTS Realty Trust, Inc. resulting from this issuance of 5,750,000 shares of Class A common stock.

2.   Pro Forma Condensed Consolidated Statements of Operations

(AA)	Reflects QTS’ condensed consolidated statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014.
(BB)	Pro forma adjustment for the three months ended March 31, 2015 reflects the elimination of $0.1 million of transaction costs incurred by QTS related to the examination of the proposed Carpathia Acquisition. Pro forma adjustment for the year ended December 31, 2014 reflects the elimination of $1.0 million of costs incurred by QTS primarily related to the acquisition of the Princeton facility.
(CC)	Reflects pro forma adjustments to interest expense as if the following transactions occurred at January 1, 2014:
•	March 2, 2015 equity issuance net proceeds of approximately $165 million used to reduce revolving credit facility debt outstanding;
•	July 23, 2014 senior note proceeds (net of fees) of approximately $290 million used to reduce revolving credit facility debt outstanding;
•	June 30, 2014 acquisition of the Princeton facility funded by borrowings of approximately $75 million;
•	July 8, 2014 acquisition of the former Sun Times Press facility in Chicago funded by borrowings of approximately $18 million; and
•	modifications to QTS’ unsecured credit facility and its credit facility secured by its Richmond property (the “Richmond Credit Facility”) in 2014 resulting in decreased interest rates on both.

Borrowings at January 1, 2014 included an unsecured credit facility with outstanding term loan indebtedness of $100 million, 5.875% senior notes of $300 million and associated discount on the senior notes of approximately $2.4 million, the Atlanta Metro equipment loan of approximately $16 million and the Richmond Credit Facility of $70 million. Interest expense on the revolving credit facility under the unsecured credit facility has been calculated by applying an interest rate reduction of 0.4% reflecting the change in the interest rate spread to LIBOR due to the modifications to the credit agreement. Amortization of deferred financing costs has been calculated using a five year term on the term loan facility, a four year term on the revolving

QTS Realty Trust, Inc.
QualityTech, LP
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

2.   Pro Forma Condensed Consolidated Statements of Operations  – (continued)

credit facility and an eight year term on the senior notes. Capitalized interest has been adjusted to the weighted average interest rate considering the modifications to the credit agreement for all periods presented. The adjustments to interest expense set forth in the pro forma statements are based upon estimates and assumptions that QTS believes to be reasonable at this time and are subject to change in the future. Any cash retained after consideration of all the transactions was utilized to fund development in subsequent periods. The effect of an increase or decrease in interest rates of 1/8% on pro forma interest expense is $0.7 million and $0.2 million for the year ended December 31, 2014 and three months ended March 31, 2015, respectively.

(DD)	Reflects Carpathia’s condensed consolidated statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014.
(EE)	Reflects pro forma adjustments of Carpathia’s depreciation and amortization expense assuming the acquired buildings and improvements and intangibles were recorded at their preliminary fair value as disclosed in note (C) above on January 1, 2014.
(FF)	Reflects the elimination of transaction costs incurred by Carpathia related to the examination of the proposed sale of Carpathia.
(GG)	Pro forma adjustments to interest expense are comprised of the following two transactions described below (in thousands, positive amounts indicate decreases in interest expense, with negative amounts indicating increases in interest expense):

	December 31, 2014	March 31, 2015
Long term debt interest expense adjustment	$779	$(302)
Capital lease interest expense adjustment	1,727	379
Total pro forma adjustment to interest expense	$2,506	$77

The adjustments to interest expense related to long-term debt assume that the approximately $291 million in credit facility borrowings to fund the acquisition was reduced by the available cash on hand from the equity and senior notes issuances, net of acquisitions, discussed in note (CC) above. The adjustments also assume that QTS’ incremental borrowing rate on the unsecured revolving credit facility at the time of the acquisition of 1.85% was applied to the outstanding debt during the periods. The historical Carpathia outstanding debt at March 31, 2015 and December 31, 2014 of approximately $73 million and $70 million, respectively, bore interest at 5.50%.

Interest expense is also adjusted for changes in the interest expense associated with Carpathia’s capital lease obligations. Pro forma adjustments assume Carpathia capital lease obligations with maturities of approximately four years or less were revalued using QTS’ weighted average interest rate on its unsecured revolving credit facility at the time of the acquisition, which was approximately 1.85%. Carpathia capital lease obligations with longer maturities were revalued using the current market interest rate applicable to the credit standing of QTS at the time of the acquisition, which was approximately 5.0%.

(HH)	Reflects the increase in QTS’ Class A common shares due to the equity issuance discussed in note (CC). The total shares outstanding are then accounted for as if they were outstanding as of January 1, 2014 and for the periods thereafter.

QTS Realty Trust, Inc.
QualityTech, LP
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

2.   Pro Forma Condensed Consolidated Statements of Operations  – (continued)

(II)	Reflects adjustments to historical Carpathia property operating costs, depreciation and amortization expense, and general and administrative expense in order to conform to QTS’ presentation. The adjustments are comprised of the following transactions described below (in thousands, negative amounts indicate decreases in expense, with positive amounts indicating increases in expense):

	December 31, 2014	March 31, 2015
Property Operating Costs:
Eliminate historical payroll expense	$(12,338)	$(3,375)
Management fee allocation	3,285	878
Pro forma adjustment to property operating costs	$(9,053)	$(2,497)
Depreciation and Amortization Expense:
Contract-based commissions expense adjusted to conform to QTS	$1,231	$352
Pro forma adjustment to depreciation and amortization expense	$1,231	$352
General and Administrative Expense:
Property operating costs adjustment	$9,053	$2,497
Eliminate historical contract-based commissions expense	(1,278)	(300)
Pro forma adjustment to property operating costs	$7,775	$2,197

QTS records all payroll expense related to cloud and managed service personnel to general and administrative expense, and offsets this expense through a management fee allocation to property operating costs based on 4% of revenues for each facility in order to allocate internal charges to cover back-office and service-related costs associated with the day-to-day operations of its data center facilities. Carpathia historically has recorded its payroll expense related to cloud and managed service personnel within operating costs.

In addition, QTS amortizes its contract-based prepaid commissions as incurred and records the expense to amortization expense over the life of the contract. Carpathia historically has amortized its contract-based commissions on a monthly basis for 12 months, and records the expense in general and administrative expense.

The above adjustments conform Carpathia’s historical results for these three line items to QTS’ accounting methodology.

(JJ)	Reflects the increase in revenues, property operating costs, real estate taxes and insurance, and depreciation and amortization expense that would have been incurred if the Princeton facility had been acquired at January 1, 2014.
(KK)	Reflects the elimination of the write off of deferred finance costs related to the modifications to the credit agreements for the unsecured credit facility and the Richmond Credit Facility discussed in note (CC) as they were non-recurring in nature and deemed to have occurred at January 1, 2014 for purposes of the pro forma statements.

QTS Realty Trust, Inc.
QualityTech, LP
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

2.   Pro Forma Condensed Consolidated Statements of Operations  – (continued)

(LL)	As discussed in note (D) above, the Company expects to use a portion of the proceeds from the sale of 5,750,000 shares of Class A common stock to pay down its indebtedness as of March 31, 2015 under the revolving portion of its unsecured credit facility. For the respective periods ended December 31, 2014 and March 31, 2015, interest expense is then reduced to reflect the effect such net proceeds would have had on indebtedness outstanding for those respective periods.
(MM)	Reflects the change in the share of net income attributable to the noncontrolling interest of QTS Realty Trust, Inc. resulting from the issuance of 5,000,000 shares of Class A common stock as discussed in note (CC).
(NN)	Reflects the change in the share of net income attributable to the noncontrolling interest of QTS Realty Trust, Inc. resulting from the issuance of 5,750,000 shares of Class A common stock as discussed in note (D).